PokerTek Investor Presentation

NASDAQ: PTEK

Q3 2013


pokerPro

Legal Disclaimer

During this presentation, we may make comments about future expectations, plans and prospects for the company. Those comments constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to inherent known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Risk factors that could cause actual results to differ materially from expectations are included in our recent SEC filings. This corporate overview does not constitute an offer for sale, or the solicitation of an offer to purchase, any securities of PokerTek.

We will also be discussing certain financial measures such as EBITDAS, which represents a non-GAAP financial measure.

Agenda

- Introduction
- Product Summary
- Financial Summary
- Markets
- Conclusion / Q & A

Introduction

- Leadership position in Electronic Poker
- Launching new E-tables
- High margin recurring revenue
- Stable customer base with high retention



Product Summary - PokerPro

- **Server-based poker room solution**
  - *Best in class with tournaments, cash games, waiting list, customer management system, extensive reporting and multiple languages*
- **Reliable, auditable, economical**
- **Fast, efficient, player-friendly**

Gaming Labs Certified.



Leadership position

Product Summary - PokerPro



Product Summary – ProCore

- **Flexible multi-player electronic gaming platform**
- **Intuitive graphics, community feel**
- **Customizable /configurable**
  - Configurable game settings
  - Customizable furniture
  - Robust reporting, security, reliability

Gaming Labs Certified



- **Economical**
  - Multiple games on one platform
  - PokerPro replacement solution
  - 40% cost reduction as compared to legacy PokerPro hardware

Product Summary – ProCore


BLACKJACK

Financial Summary

	YTD Sept 30, 2013	YTD Sept 30, 2012	Years Ended December 31, 2012	2011	2010	2009
Statement of operations :						
Revenue	$ 4,138	$ 3,834	$ 5,177	$ 6,496	$ 5,899	$ 5,414
Recurring Rev %	*90%*	*80%*	*84%*	*76%*	*87%*	*90%*
Gross profit	3,106	2,821	3,758	4,555	3,872	2,398
Gross profit %	*75%*	*74%*	*73%*	*70%*	*66%*	*44%*
Operating income (loss)	(438)	(544)	(690)	(1,497)	(2,628)	(4,864)
Net income (loss) per share	$ (0.06)	$ (0.09)	$ (0.10)	$ (0.27)	$ (0.69)	$ (1.19)
EBITDAS	$ 431	$ 290	$ 423	$ 456	$ (126)	$ (1,382)

(in thousands, except per share amounts)



Financial Summary



Gross Profit %
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 Q2 13 Q3 13

Financial Summary



Operating Expenses
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 Q2 13 Q3 13

Financial Summary


EPS & EBITDAS (in millions)
$1.0
$0.0
-$1.0
-$2.0
-$3.0
-$4.0
$0.10
$-
$(0.10)
$(0.20)
$(0.30)
$(0.40)
EBITDAS
EPS

Financial Summary

Condensed Balance Sheet as of September 30, 2013

Cash and cash equivalents	$ 778,000
Accounts receivable, net	600,000
Inventory	1,326,000
Gaming Equipment, net	1,561,000
Other	219,000
Total Assets	**$ 4,484,000**
AP, Accrued Liabilities	$ 564,000
Debt	257,000
Deferred Revenue	139,000
Other	324,000
Total Liabilities	**$ 1,284,000**
Shareholders Equity	**$ 3,200,000**
Total Liabilities & Equity	**$ 4,484,000**

Current Ratio	*2.99*
Quick Ratio	*1.26*
Debt to Capital	*7%*

Deployable Inventory *(approx. gaming positions)*	800



Financial Summary

Ownership

Board and Management	3,379	*36%*
Unaffiliated	5,934	*64%*
Total common shares o/s	9,313	*100%*

As of September 30, 2013, Shares amounts in 000's

Fully Diluted Shares O/S

Total common shares o/s	9,313
Stock Options *(WAEP $4.68)*	725
Restricted Stock Units	344
Warrants *(Strike $2.50 - $2.75)*	60
Fully Diluted	10,442

Capitalization Summary

Share Price as of 9/30/13	$ 1.18
Outstanding Shares	9,313
Market Capitalization	$ 10,989
Debt	257
Enterprise Value	$ 11,246

Market Summary


TABLES BY MARKET
Other
5%
US
21%
Latin America
10%
Africa
3%
Canada
18%
Europe
6%
Cruise
37%


RECURRING REVENUE BY MARKET
Africa
1%
Latin America
5%
Other
0%
US
25%
Canada
25%
Europe
1%
Cruise
43%

Markets - eTable Value Propositions

- Economical solution
- Increase revenue
- Reduce expenses, increase transparency
- Better player experience
- Bring tables to slot operators

Markets – Revenue Models

- **Predominantly recurring revenue**
  - Target = 85%
- **Lease model**
  - Participation or fixed monthly fee
- **Product sale**
  - Margin + recurring monthly service fees

Current Markets

- **Cruise Ships**
  - Solid penetration with Carnival
    - Exclusive provider of electronic games
    - Continuing to expand on high performing ships
  - MSC - New cruise customer
    - Installations on 8 ships in Q4
  - Mobile gaming project
- **Ontario**
  - Entered market in late 2012, expanded to second largest customer in 2013
  - Unit performance exceeding expectations
  - ProCore expands potential for 2014



Current Markets

- **Mexico**
  - Re-entered market in 2013 with PokerPro
  - Procore installs expected in 2014

- **Charity markets**
  - Strong initial player adoption and game performance
    - Awaiting legislative clarifications in Ohio
  - New Hampshire targeted for 2014

New Markets

- **South America**
  - Several large markets - primarily slot and bingo operations
  - Tables market underserved in high-population areas
    - **Colombia** ~400 properties
    - **Argentina** ~170 properties
    - **Peru** ~400 properties
    - **Central America** ~ 100 properties
  - Local distribution networks in place
  - Colombia installations starting Q4

New Markets

- **British Colombia**
  - Targeting electronic community centers
  - Contract / Company licensing in process
  - Launch customer identified

- **Macau**
  - Largest and fastest growing gaming market in the world
  - Table Cap creating shortages
    - eTables solve the Table Cap issue
  - 1st Installation with PokerStars at City of Dreams in Q4



Conclusion

- **Leadership position in Electronic Poker**
  - Stable customer base with high retention
  - High margin recurring revenue, leverage-able cost structure, nearing EPS positive

- **New E-tables expand product reach**

- **Significant Growth Opportunities**
  - Strong Q4 placement momentum - Cruise, Macau and South America
  - Identified targets in attractive e-Table markets



For Additional Information

Mark Roberson, Chief Executive Officer

Cell (704) 904-3897
Office (704) 849-0860 X101

mark.roberson@pokertek.com
investor.relations@pokertek.com
www.pokertek.com

PokerTek